UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

22610 US Highway 281 N., Suite 218
San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Former Name:	DORAL ENERGY CORP.
Former Address:	3300 N. A Street
Bldg 2, Suite 218
Midland, TX 79705
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective January 3, 2011, Cross Border Resources, Inc. (formerly Doral Energy Corp.) (the “Company”) completed the acquisition of Pure Energy Group, Inc. (“Pure Sub”) as contemplated pursuant to the Agreement and Plan of Merger dated December 2, 2010 (the “Pure Merger Agreement”) among the Company, Doral Acquisition Corp., the Company’s wholly owned subsidiary (“Doral Sub”), Pure Gas Partners II, L.P. (“Pure”) and Pure Sub, a wholly owned subsidiary of Pure L.P (Pure Sub and Pure L.P. being collectively referred to herein as the “Pure Energy Group”).

Pursuant to the provisions of the Pure Merger Agreement, all of Pure L.P.’s oil and gas assets were transferred to Pure Sub. Pure Sub was then merged with and into Doral Sub, with Doral Sub continuing as the surviving corporation (the “Pure Merger”). Upon completion of the Pure Merger, the outstanding shares of Pure Sub were converted into an aggregate of 9,981,536 shares of the Company’s common stock. As a result of the Pure Merger, Pure L.P. owns approximately 80% of the Company’s total outstanding shares on a fully diluted basis, with the Company’s previous stockholders owning the remaining 20%.

Upon closing of the Pure Merger, Lawrence J. Risley, Richard F. LaRoche Jr. and John Hawkins were appointed to the Company’s Board of Directors as nominees of the Pure Energy Group. Mr. Risley was also appointed as the Company’s President and Chief Operating Officer and P. Mark Stark was appointed as the Company’s Chief Financial Officer and Treasurer. Everett Willard Gray, II continues to act as the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors. Brad E. Heidelberg continues to serve on the Company’s Board of Directors.

Effective January 4, 2011, following closing of the Pure Merger, Doral Sub was merged with and into the Company, with the Company continuing as the surviving corporation. Upon completing the merger of Doral Sub with and into the Company, the Company changed its name to “Cross Border Resources, Inc.” No other amendments were made to the Company’s Articles of Incorporation.

As a result of the completion of the merger of Pure Sub and Doral Sub, the Company has acquired all of the oil and gas properties and assets of the Pure Energy Group, including rights to approximately 800,000 gross (270,000 net) mineral and lease acres located in New Mexico. Approximately 99% of this acreage consists of either owned mineral rights or leases held by production.

A copy of the Company’s press release announcing closing of the transaction is attached as an exhibit to this report.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Upon completion of the Pure Merger, effective January 3, 2011, and the merger of Doral Sub into the Company, effective January 4, 2011, in addition to acquiring all of the rights, properties and assets of Pure Sub, the Company assumed all of the debts, liabilities and obligations of Pure Sub, including the rights and obligations of Pure Sub under the 7 ½% Debentures, Series 2005 (the “Pure Debentures”) issued by the Pure Energy Group in March 2005. The Pure Debentures mature on March 1, 2015, with interest accruing at a rate of 7½% per annum, payable on March 1 and September 1 of each year (each a “Payment Date”). As of the date of the Pure Merger, there were approximately $4,050,000 in principal outstanding on the Pure Debentures. The following is a brief summary of the material terms of the Pure Debentures. The following description of the Pure Debentures does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture of Trust for the Pure Debentures, dated as of March 1, 2005 (the “Indenture”) which is attached as Exhibit 4.1 to this report and is incorporated by reference herein. Pure L.P. continues to be a party to, and obligated under the terms of, the Pure Debentures.

The Pure Debentures are 7 1/2% Debentures maturing on March 1, 2015, and are each dated their date of issue. The Pure Debentures were originally issued jointly by Pure L.P. and Pure Sub at 96.608% of par value. Interest-only payments on the Pure Debentures were paid semi-annually by the Pure Energy Group through March 1, 2008. Since September 1, 2008, semi-annual interest and mandatory principal payments (the mandatory sinking fund redemptions) have been made in accordance with the mandatory sinking fund redemption payments discussed below.

The Pure Debentures were issued under the Indenture between the Pure Energy Group and First Security Bank, Searcy, Arkansas, as the trustee ("Trustee"). The proceeds of the Pure Debentures were used to finance (i) the final payments of the Pure Energy Group pursuant to their Second Plan of Reorganization approved by the United States Bankruptcy Court, Western District of Texas, San Antonio Division, on December 2, 2002 (the “Court Case”); (ii) to pay off the outstanding balance of their then operating line of credit; (iii) to provide working capital for the Pure Energy Group; and (iv) to fund capitalized interest on the Pure Debentures through September 1, 2005. The Pure Debentures are direct general obligations, initially secured by funds transferred to the Trustee under the Indenture and by a subordinate lien on the revenues of the Pure Energy Group, subject and subordinate to the superior lien in favor of Texas Capital Bank N.A., securing the Pure Energy Group’s existing operating line of credit. The Pure Debentures are not secured by a pledge of or lien upon any specific item of property, real or personal, of the Pure Energy Group or the Company. The Pure Debentures are not rated.

Optional Redemption of Pure Debentures

The Pure Debentures are subject to redemption at the option of the Pure Energy Group, in part on any Payment Date and in whole at any time, at a redemption price as set forth in the table below, plus accrued interest to such date, which date shall be the first day of the month, or Payment Date (as applicable), succeeding such direction from the Pure Energy Group for which notice of redemption may be given:

Redemption Dates	Price or Amount
March 1, 2008 through February 28, 2009	103%
March 1, 2009 through February 28, 2010	102%
March 1, 2010, through February 28, 2011	101%
Including and after March 1, 2011	Par

In case of any such optional redemption, the Pure Energy Group shall, at least thirty (30) calendar days prior to the redemption date (unless a shorter notice shall be satisfactory to debenture trustee (the “Trustee”)), deliver a written request notifying the Trustee of such redemption date and of the principal amount of the Pure Debentures to be redeemed.

Mandatory Sinking Fund Redemption.

The Pure Debentures are subject to mandatory sinking fund redemption prior to maturity in part, with the Pure Debentures to be redeemed being selected by lot by the Trustee in such manner as the Trustee may determine. The mandatory sinking fund redemption price is equal to one hundred percent (100%) of the principal amount of the Pure Debentures to be redeemed, plus accrued interest to the date fixed for redemption, without premium, in the amounts and on the dates as follows:

Mandatory Redemption Dates	Principal Amount
09/01/2008	$195,000
03/01/2009	200,000
09/01/2009	245,000
03/01/2010	245,000
09/01/2010	300,000
03/01/2011	300,000
09/01/2011	360,000
03/01/2012	360,000
09/01/2012	470,000
03/01/2013	475,000
09/01/2013	545,000
03/01/2014	545,000
09/01/2014	630,000
03/01/2015*	630,000

The Pure Energy Group has the option to receive credit for any previous redemptions made by it (other than a mandatory sinking fund redemption) against the mandatory sinking fund redemption amounts to be made as described above. To exercise this right, the Pure Energy Group must provide the Trustee with notice at least 30 days prior to the particular mandatory sinking fund redemption date.

Extraordinary Redemption.

The Pure Debentures are subject to extraordinary optional redemption (which redemption shall be mandatory in the circumstances provided below) as a whole or in part upon the occurrence of any of the following events with respect to the Pure Energy Group’s facilities, at a redemption price equal to the principal amount of the Pure Debentures then outstanding to be so redeemed, plus accrued interest to the date fixed for such redemption (which date shall be the earliest practicable date in accordance with the Indenture) and without premium:

(a)

Any one of the Pure Energy Group’s production wells or other facilities, or any part thereof, is so demolished, destroyed or damaged that, in the commercially reasonable judgment of the Pure Energy Group, all or a portion of the well or facility cannot be restored or rebuilt with available funds to a profitable condition within the term of business interruption insurance covering the operations of the Pure Energy Group and the net proceeds resulting from such casualty are more than the lesser of $500,000 or the outstanding principal amount of all Pure Debentures;

(b)

All or a portion of the Pure Energy Group’s production wells or other facilities shall have been taken under the exercise of the power of eminent domain by any governmental authority or so much of the Pure Energy Group’s wells or facilities is taken or is so diminished in value that the remainder thereof cannot, in the judgment of the Pure Energy Group, continue to be operated profitably for the purpose for which it was being used immediately prior to such taking or diminution and the proceeds resulting from such condemnation are more than the lesser of $500,000 or the outstanding principal amount of all Pure Debentures;

(c)

On any date upon not less than ninety (90) calendar days’ prior written notice in the event of the occurrence of a “Change in Control”, unless waived by Pure Debenture holders of not less than seventy-five percent (75%) of the Pure Debentures outstanding. The term "Change in Control" means the happening of any one or more of the following events:

(i)

Approval by the shareholders of Pure Sub (now the Company) or the partners of Pure L.P., of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding, for this purpose, the present shareholders or partners of the Pure Energy Group, individually or as a member of a group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding “Voting Securities” (meaning, the shares of common stock of the Pure Energy Group entitled to vote) or the combined voting power of the Pure Energy Group's then outstanding Voting Securities entitled to vote generally in the election of the board of directors of the Pure Energy Group (“the Board");

(ii)

Individuals who, as of the Effective Date, constitute the Board (herein called the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that, any person becoming a member of the Board subsequent to the effective date of the Indenture (the “Effective Date”) whose election, or nomination for election by the shareholders of Pure Sub or the partners of Pure L.P., was approved by a vote of at least a majority of the Voting Securities of the Pure Energy Group entitled to vote thereon (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Board, as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, considered as though such person were a member of the Incumbent Board;

(iii)

Approval by the shareholders of Pure Sub or the partners of Pure L.P., of a reorganization, merger or consolidation of the Pure Energy Group, in each case, with respect to which persons who were the shareholders or partners of the Pure Energy Group, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the Voting Securities or combined voting power entitled to vote generally in the election of directors, as the case may be, of the reorganized, merged or consolidated entity's then outstanding Voting Securities; or

(iv)

Approval by the shareholders of Pure Sub or the partners of Pure L.P., of liquidation or dissolution of, or the sale, lease, exchange or other disposition of all or substantially all of the assets of, the Pure Energy Group.

If any of the circumstances described in subsections (a), (b) and (c) above occurs within six (6) months of the final maturity of the Pure Debentures, all Pure Debentures must be redeemed on the earliest practicable date at a price equal to the principal amount thereof plus interest accrued to the redemption date.

The Pure Merger did not constitute a Change of Control described above as the shareholders and limited partners of the Pure Energy Group owned more than fifty percent (50%) of the Company’s voting securities immediately after giving effect to the Pure Merger. Notice was given to the Trustee as required under the Indenture and the Company, by virtue of the Pure Merger has, assumed the rights, liabilities and obligations of Pure Sub for the Pure Debentures.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Issuance of Securities to Pure

Effective January 3, 2011, in connection with the closing of the Pure Merger, the Company issued an aggregate of 9,981,536 shares of the Company’s common stock to Pure L.P. These shares were issued in reliance of Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Pure L.P. represented that it was an “accredited investor” as defined under Regulation D of the Securities Act.

Conversion of Pure Debentures

Effective January 5, 2011, the Company agreed to convert Pure Debentures in the principal amount of $25,000 into shares of the Company’s common stock at a conversion price of $4.00 per share. In addition, for each share of common stock issued, the Company issued, for no additional consideration, one-half of one non-transferrable share purchase warrant. As a result, the Company has agreed to issue an aggregate of 6,250 shares of its common stock and 3,125 Warrants. Each full share purchase warrant (each a “Warrant”) entitles the holder to purchase one additional share of the Company’s common stock (each a “Warrant Share”) at a price of $5.00 per share for a period of two and one-half (2½) years. The Company has the right to redeem the Warrants at a price of $0.001 per Warrant Share if, at any time, the closing price of the Company’s common stock on the principal market or exchange on which that stock trades equals or exceeds $7.50 per share for 10 consecutive trading days and there is an effective registration statement filed with the Securities and Exchange Commission in respect of the resale of the Warrant Shares. To exercise this right, the Company must provide the warrant holder with at least 20 days prior written notice of the Company’s intention to exercise the redemption right. The shares and Warrants were issued in reliance of Rule 506 of Regulation D of the Securities Act. The Company received representations from the Pure Debenture holder that it is an “accredited investor” as defined under Regulation D of the Securities Act.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The merger and acquisition of Pure Sub is expected to be treated as a “reverse acquisition” for financial reporting and accounting purposes. As a result, it is expected that Pure Sub will be treated as the “accounting acquirer” for financial reporting and accounting purposes. As such, effective January 6, 2011, the Company engaged Darilek, Butler & Associates PLLC (“Darilek, Butler”), the principal independent accountants for the Pure Energy Group, as the Company’s principal independent accountants, and dismissed MaloneBailey, LLP (“MaloneBailey”) as the Company’s principal independent accountants. The engagement of Darilek, Butler and the dismissal of MaloneBailey was approved by the Company’s Board of Directors.

Engagement of New Principal Independent Accountants

Prior to their engagement as the Company’s principal independent accountants, the Company did not consult with Darilek, Butler on any of the following matters:

(a)	The application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or

(b)	Any matter that was the subject of a disagreement with the Company’s former independent principal accountants or a reportable event described in Item 304(a)(1)(v) of Regulation S-K.

Dismissal of Former Principal Independent Accountants

MaloneBailey’s reports on the Company’s financial statements for the Company’s two most recent fiscal years preceding the Pure Merger (fiscal years ended July 31, 2010 and July 31, 2009) did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There have been no disagreements between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of MaloneBailey, would have caused them to make reference to the subject matter of the disagreement in connection with their reports for the Company’s two most recent fiscal years preceding the Pure Merger and any subsequent interim period (the “Relevant Periods”).

During the fiscal years ended July 31, 2009 and July 31, 2010, MaloneBailey advised the Company that its internal controls over financial reporting (“Internal Controls”) were not effective as of those dates. The Company’s Internal Controls were not effective as of July 31, 2009 due to the Company incorrectly valuing a net profit overriding royalty granted to Macquarie Bank Limited (“Macquarie”) in connection with the Company’s Senior First Lien Secured Credit Agreement with Macquarie during the Company’s fiscal year ended July 31, 2008. The Company’s Internal Controls were not effective as of July 31, 2010 due to limited personnel and a lack of segregation of duties. In connection with preparing the Company’s report over Internal Controls for the fiscal year ended July 31, 2010, the Company discovered that, due to the difficulty experienced by management in applying complex accounting standards, the Company’s control environment was dependent upon a review function and the ability to recognize and obtain assistance for complex transactions, which did not exist at that time. The ineffectiveness of the Company’s Internal Controls during the fiscal year ended July 31, 2010 resulted in adjustments related to the recording of stock based compensation and purchase price adjustment.

On October 21, 2010, the Company’s management and Board of Directors, after discussions with MaloneBailey, concluded that the Company’s unaudited financial statements for the interim period ended April 30, 2010 (the “Q3 2010 Financial Statements”) could no longer be relied upon. The Company’s management and Board of Directors, after discussions with MaloneBailey, concluded that the accounting treatment of “assets held for sale” reported in the Q3 2010 Financial Statements was the incorrect accounting treatment and that the sale of the properties reported for the period ended April 30, 2010 did not meet the criteria for “assets held for sale” or “discontinued operations.” This accounting treatment was corrected and resolved to the satisfaction of MaloneBailey in the Company’s audited financial statements for the fiscal year ended July 31, 2010 included with the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on November 15, 2010. The Company is in the process of preparing restated Q3 2010 Financial Statements to reflect the appropriate accounting treatment, but such restated financial statements had not been prepared and filed with the Securities and Exchange Commission at the time of MaloneBailey’s dismissal.

The Company has authorized MaloneBailey to respond fully to any inquiries by Darilek, Butler concerning the events described above.

The Company will provide MaloneBailey with a copy of this report and will request that MaloneBailey provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the disclosures provided above in this Item 4.01 of this report.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Effective January 3, 2011, upon completion of the Pure Merger described above, the Company issued an aggregate of 9,981,536 shares of the Company’s common stock to Pure L.P. As a result, Pure L.P. now owns approximately 80% of the Company’s total issued and outstanding shares of common stock on a fully diluted basis, resulting in a change in control of the Company.

Pursuant to the Pure Merger Agreement, upon closing of the Pure Merger, Lawrence J. Risley, Richard F. LaRoche Jr. and John Hawkins were appointed to the Company’s Board of Directors as nominees of the Pure Energy Group. In addition, Mr. Risley was appointed as the Company’s President and Chief Operating Officer and P. Mark Stark was appointed as the Company’s Chief Financial Officer and Treasurer. Everett Willard Gray, II continues to act as the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors. Brad E. Heidelberg continues to serve on the Company’s Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 3, 2011, upon closing of the Pure Merger, the Company’s executive officers and directors, and their respective ages and titles are as follows:

Name	Age	Position
Everett Willard Gray, II	35	Chief Executive Officer and Chairman of the Board of Directors
Lawrence J. Risley	60	President, Chief Operations Officer and a Director
P. Mark Stark	55	Chief Financial Officer and Treasurer
Brad E. Heidelberg	35	Director
Richard F. LaRoche Jr.	64	Director
John Hawkins	64	Director

Everett Willard Gray, II resigned as the Company’s President, Chief Financial Officer and Treasurer upon closing of the Pure Merger. The resignations of Mr. Gray were made in accordance with the terms of the Pure Merger Agreement and were not due to any disagreements with the Company.

Other than the Pure Merger, none of Mr. Risley, Mr. Stark, Mr. LaRoche or Mr. Hawkins has, since the beginning of the Company’s last fiscal year, had any material interest, direct or indirect, in any transaction with the Company.

Since October 13, 2010, Mr. Stark has acted as a consultant to the Company pursuant to a consulting agreement that pays him $15,000 per month for financial and accounting advisory services. It is expected that Mr. Stark will act as the Company’s Chief Financial Officer and Treasurer on the same financial terms as his consulting agreement. The Company is currently finalizing compensation arrangements for Mr. Risley, Mr. LaRoche and Mr. Hawkins.

Peter Mark Stark was as the Company’s Chief Financial Officer and Treasurer effective January 3, 2011, upon closing of the Pure Merger. Mr. Stark has 25 years of experience at the Chief Financial Officer level in energy, agribusiness, commercial real estate and manufacturing/distribution. Mr. Stark has in-depth experience in the complete management of NYSE-listed and NASDAQ-listed company activities including the preparation and execution of initial public offerings, secondary equity, and debt offerings. Duties and functions performed by Mr. Stark have included analyst guidance, disclosure policies, procedures, investor relations, and SEC reporting, including SOX implementation.

From 2003 to 2009 he served as Vice President, Chief Financial Officer and Treasurer for TXCO Resources, Inc. (“TXCO”), an oil and gas company. From 2000 to 2003 Mr. Stark held the office of Chief Financial Officer for Venus Exploration Inc. (NASDAQ: VENX), an oil and gas company. From 1995 to 1998 he was Chief Financial Officer of Dawson Production Services Inc. (NYSE: DPS), a company engaged in the business of providing oil field services. During his tenure with Dawson, he managed the acquisition of 15 companies totaling approximately $200 million in revenues. Since 2009, Mr. Stark has acted as an independent consultant and advisor on financial matters. In May 2009, after Mr. Stark left TXCO, TXCO filed for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). Mr. Stark left TXCO as part of a company wide reduction in staff. Mr. Stark is highly experienced in cash management; debt management & banking relations; risk management & insurance; long range planning & forecasting; mergers, acquisitions & divestitures; financial reporting & general accounting; real estate; corporate & personal tax pension plan administration; financial & feasibility analysis; and budgeting & profit planning.

He received a Bachelor of Business Administration from the University of Texas at Austin and a MBA from Southern Methodist University.

Lawrence J. Risley was appointed as the Company’s President and Chief Operating Officer and as a director of the Company effective January 3, 2011, upon closing of the Pure Merger. Mr. Risley has over 30 years of energy industry experience in exploration, production, and operations areas. He has practical working knowledge in Gulf Coast, East Texas, Appalachian, Illinois, and Permian basins in management roles as well as an individual contributor. Mr. Risley has served as Chief Operating Officer of Pure Energy Group, Inc. since 2004, where he has been responsible for building investor value through acreage trades and acquisitions and drilling activities. At Pure, Mr. Risley has been responsible for deploying capital investments into active development of Pure’s acreage positions. He held the position of Vice President of Exploration and Production for North Coast Energy from 2002 to 2004 where he was responsible for delivering reserves production and value growth for an Appalachian focused exploration and production company that operated nearly 4,000 wells. He was employed with Chevron/Texaco from 1978 to 2000.

Mr. Risley obtained his Bachelors and Masters Degrees in Geology from State University of New York at Oneonta. Mr. Risley is a member of the American Association of Petroleum Geologists, the New Mexico Oil and Gas Association, the Permian Basin Geologic Society, the South Texas Geologic Society and the Houston Geologic Society.

As a result of the Pure Merger, and through his ownership of limited partnership interests in Pure L.P., Mr. Risley became the direct beneficial owner of 189,046 shares of the Company’s common stock.

Richard F. LaRoche Jr. was appointed as a director of the Company effective January 3, 2011, upon closing of the Pure Merger. Mr. LaRoche served 27 years with National HealthCare Corporation (“NHC”) as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002. He has served as a Board member since 2002. Mr. LaRoche serves as a director of Lodge Manufacturing Company and Pure Sub (both privately held). He also served on the boards of National Health Investors, Inc. from 1991 through 2008, National Health Realty, Inc. from 1998 through 2007 and Trinsic, Inc. from 2004 through 2006. He serves on NHC’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

He has a law degree from Vanderbilt University (1970) and an A.B. degree from Dartmouth College (1967).

As a result of the Pure Merger, and through his ownership of limited partnership interests in Pure L.P., Mr. LaRoche became the indirect beneficial owner of 587,753 shares of the Company’s common stock

John W. Hawkins was appointed as a director of the Company effective January 3, 2011, effective upon closing of the Pure Merger. Mr. Hawkins has over 30 years experience in management and accounting for NYSE listed companies. He previously served as interim CFO of Pure and Aztec Energy Partners. He retired as VP-Treasurer of Dillard Department Stores after 28 years of service. As VP-Treasurer of Dillard’s, he managed the treasury department, assisted with the annual audits, managed payroll department, tax department, accounts payable department, worker’s compensation and general liability department, and the employee benefits department. He was one of the 401(k) and pension plan administrators. He was heavily involved in the acquisition of 16 companies totaling approximately $2.5 billion in revenue.

Mr. Hawkins received a BBA with a major in accounting from Midwestern University.

He has served on the board of directors of the Self Insurance Institute of America, Ronald McDonald House of Little Rock, Texas Self Insured Association and as chairman of the advisory board of Certergy Inc.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Name Change

Effective January 4, 2011, the Company changed its name from “Doral Energy Corp.” to “Cross Border Resources, Inc.” (the “Name Change”). To effect the Name Change, the Company completed a merger of Doral Acquisition Corp., its wholly owned subsidiary (“Doral Sub”), with and into the Company, with the Company continuing as the sole surviving entity. Pursuant to 92A.180 of the Nevada Revised Statutes, shareholder approval for the merger between the Company and Doral Sub was not required.

As a result of the Name Change, the Company’s stock symbol was changed from “DRLYD” to “XBOR” effective January 6, 2011.

Copies of the Certificate of Merger and file-stamped Articles of Merger are attached as exhibits to this report.

Change in Fiscal Year

The merger and acquisition of Pure Sub is expected to be treated as a “reverse acquisition” for financial reporting and accounting purposes. As a result, it is expected that Pure Sub will be treated as the “accounting acquirer for financial reporting and accounting purposes. As such, the Company’s consolidated financial statements are expected to be presented as a continuation of the operations of Pure Sub, with the operations of the Company included from the effective date of the merger, January 3, 2011. In addition, effective as of January 3, 2011, the fiscal year end of Pure Sub of December 31 will become the fiscal year end of the Company. Accordingly, the Company expects its that its next periodic report to be filed pursuant to the provisions of Section 13(a) of the Securities Exchange Act of 1934, as amended, will be a quarterly report on Form 10-Q for the period ending March 31, 2011.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

Financial statements of Pure Sub for the fiscal years ended December 31, 2010 and December 31, 2009 as are not included with this report and will be filed by an amendment to this report no later than the end of the period specified in Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required pursuant to 8-05 of Regulation S-X is not included with this report and will be filed by an amendment to this report no later than the end of the period specified in Item 9.01(b)(2) of Form 8-K.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger entered into on December 24, 2010 between Doral Acquisition Corp. (as subsidiary merging entity) and Doral Energy Corp. (as parent surviving entity) with the surviving entity changing its name to Cross Border Resources, Inc.

3.1	Certificate of Merger.

3.2	Articles of Merger between Doral Acquisition Corp. (as merging entity) and Doral Energy Corp. (as surviving entity) with the surviving entity changing its name to Cross Border Resources, Inc. effective January 4, 2011.

4.1	Trust Indenture for Pure Energy Group 7½% Debentures, Series 2005.

10.1	Agreement and Plan of Merger entered into on December 2, 2010 among Doral Energy Corp., Doral Acquisition Corp., Pure Gas Partners II, L.P. and Pure Energy Group, Inc.(1)

99.1	News release dated January 4, 2011.

(1) Filed as an exhibit to our Current Report on Form 8-K filed on December 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSS BORDER RESOURCES, INC.
Date: 01/07/2011
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Chief Executive Officer and Chairman of the Board